Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

News Media Contact:	Investor Relations Contact:
Dan Wilinsky	Eric Boyer
+1 303 397 2468	+1 303 397 2969
dan.wilinsky@ihs.com	eric.boyer@ihs.com

IHS Inc. Reports Second Quarter 2016 Results

ENGLEWOOD, Colo. (June 28, 2016) - IHS Inc. (NYSE: IHS), the leading global source of information and analytics, today reported results for the second quarter ended May 31, 2016.

•	Revenue of $588 million, up 6 percent from the prior-year period

•	Total organic revenue growth of 2 percent when normalized for CERAWeek timing; reported organic revenue growth of negative 1 percent, with 1 percent subscription organic revenue growth

•	Net income of $50 million and diluted earnings per share (EPS) of $0.74

•	Adjusted EBITDA of $201 million and Adjusted earnings per diluted share (Adjusted EPS) of $1.60

•	Cash flow from operations of $177 million; free cash flow of $148 million

Adjusted EBITDA, Adjusted EPS, and free cash flow are non-GAAP financial measures used by management to measure operating performance. These terms are defined elsewhere in this release. Please see schedules appearing later in this release for reconciliations of non-GAAP financial measures to the most directly comparable GAAP measures.

Second Quarter and Year-to-Date 2016 Financial Performance

	Three months ended May 31,		Change		Six months ended May 31,		Change
(in thousands, except percentages and per share data)	2016	2015	$	%	2016	2015	$	%
Revenue	$587,969	$556,940	$31,029	6%	$1,136,415	$1,070,816	$65,599	6%

Net income	$50,102	$50,952	$(850)	(2)%	$95,146	$90,472	$4,674	5%
Adjusted EBITDA	$200,798	$170,962	$29,836	17%	$380,406	$330,260	$50,146	15%

GAAP EPS	$0.74	$0.74	$—	—%	$1.40	$1.31	$0.09	7%
Adjusted EPS	$1.60	$1.38	$0.22	16%	$2.99	$2.65	$0.34	13%

Cash flow from operations	$176,666	$146,246	$30,420	21%	$328,568	$334,284	$(5,716)	(2)%
Free cash flow	$148,496	$116,020	$32,476	28%	$275,908	$265,246	$10,662	4%

“I am very pleased with how well we are managing the business given the headwinds in Energy,” said Jerre Stead, IHS chairman and chief executive officer. “We are protecting our shareholders’ returns during this tough operating environment through strong non-energy revenue growth and a focus on margin expansion.”

“Our non-energy revenue growth continued to perform exceptionally well in Q2, and we are particularly excited about our Transportation segment due to the numerous growth drivers within our Automotive business,” said Todd Hyatt, IHS chief financial officer.

Second Quarter and Year-to-Date 2016 Revenue Performance

Second quarter 2016 revenue increased 6 percent compared to the second quarter of 2015, and year-to-date 2016 revenue also increased 6 percent compared to the same period of 2015. The following table provides additional revenue information by transaction type.

	Three months ended May 31,		Percent change		Six months ended May 31,		Percent change
(in thousands, except percentages)	2016	2015	Total	Organic	2016	2015	Total	Organic
Subscription revenue	$462,042	$441,718	5%	1%	$905,201	$870,982	4%	1%
Non-subscription revenue	125,927	115,222	9%	(6)%	231,214	199,834	16%	2%
Total revenue	$587,969	$556,940	6%	(1)%	$1,136,415	$1,070,816	6%	1%

The components of revenue growth are described below by segment and in total.

	Change in revenue
	Second quarter 2016 vs. second quarter 2015			Year-to-date 2016 vs. year-to-date 2015
(All amounts represent percentage points)	Organic	Acquisitive	Foreign Currency	Organic	Acquisitive	Foreign Currency
Resources	(13)%	9%	(1)%	(8)%	6%	(1)%
Transportation	12%	9%	—%	11%	7%	(1)%
Consolidated Markets & Solutions	2%	2%	(1)%	3%	5%	(2)%
Total	(1)%	7%	(1)%	1%	6%	(1)%

Second Quarter and Year-to-Date 2016 Segment Performance

Segment results were as follows:

•
Resources. Second quarter revenue for Resources decreased $14 million, or 6 percent, to $221 million, and included negative 8 percent organic growth for the subscription-based business. Excluding the effect of the timing shift in our IHS Energy CERAWeek event, which generated approximately $14 million in revenue for the first quarter of 2016 but was held in our second quarter last year, total Resources revenue was unchanged for the second quarter of 2016 compared to the second quarter of 2015. Second quarter Adjusted EBITDA for Resources increased $4 million, or 4 percent, to $94 million. Second quarter operating income for Resources decreased $2 million, or 4 percent, to $62 million.

Year-to-date revenue for Resources decreased $15 million, or 3 percent, to $437 million. Year-to-date Adjusted EBITDA for Resources increased $6 million, or 3 percent, to $181 million. Year-to-date operating income for Resources increased $1 million, or 1 percent, to $121 million.

•
Transportation. Second quarter revenue for Transportation increased $41 million, or 21 percent, to $231 million, and included 10 percent organic growth for the subscription-based business. Second quarter Adjusted EBITDA for Transportation increased $21 million, or 31 percent, to $91 million. Second quarter operating income for Transportation increased $13 million, or 27 percent, to $61 million.

Year-to-date revenue for Transportation increased $65 million, or 18 percent, to $431 million. Year-to-date Adjusted EBITDA for Transportation increased $32 million, or 25 percent, to $164 million. Year-to-date operating income for Transportation increased $15 million, or 17 percent, to $104 million.

•
Consolidated Markets & Solutions (CMS). Second quarter revenue for CMS increased $4 million, or 3 percent, to $136 million, and included 3 percent organic growth for the subscription-based business. Second quarter Adjusted EBITDA for CMS increased $7 million, or 27 percent, to $31 million. Second quarter operating income for CMS increased $9 million, or 92 percent, to $19 million.

Year-to-date revenue for CMS increased $16 million, or 6 percent, to $269 million. Year-to-date Adjusted EBITDA for CMS increased $15 million, or 33 percent, to $58 million. Year-to-date operating income for CMS increased $19 million, or 120 percent, to $34 million.

Outlook (forward-looking statement)

For the year ending November 30, 2016, IHS expects:

•	Revenue at the lower end of the previously provided range of $2.30 billion to $2.38 billion, including flat total organic growth;

•	Adjusted EBITDA at the mid to upper end of the previously provided range of $770 million to $800 million; and

•	Adjusted EPS at the mid to upper end of the previously provided range of $6.00 to $6.30 per diluted share.

The above outlook assumes no further currency movements, acquisitions, divestitures, pension mark-to-market adjustments or unanticipated events. See discussion of non-GAAP financial measures at the end of this release.

As previously announced, IHS will hold a conference call to discuss second quarter 2016 results on June 28, 2016, at 8:00 a.m. EDT. The conference call will be simultaneously webcast on the company’s website: www.ihs.com.

###

Use of Non-GAAP Financial Measures
Non-GAAP results are presented only as a supplement to our financial statements based on U.S. generally accepted accounting principles (GAAP). Non-GAAP financial information is provided to enhance the reader’s understanding of our financial performance, but none of these non-GAAP financial measures are recognized terms under GAAP and non-GAAP measures should not be considered in isolation or as a substitute for financial measures calculated in accordance with GAAP. Reconciliations of the most directly comparable GAAP measures to non-GAAP measures, such as EBITDA, Adjusted EBITDA, Adjusted net income, Adjusted EPS, and free cash flow are provided within the schedules attached to this release.

We use non-GAAP measures in our operational and financial decision-making, believing that it is useful to exclude certain items in order to focus on what we deem to be a more reliable indicator of ongoing operating performance and our ability to generate cash flow from operations. As a result, internal management reports used during monthly operating reviews feature the Adjusted EBITDA, Adjusted net income, Adjusted EPS, and free cash flow metrics. We also believe that investors may find non-GAAP financial measures useful for the same reasons, although investors are cautioned that non-GAAP financial measures are not a substitute for GAAP disclosures.

Because not all companies use identical calculations, our presentation of non-GAAP financial measures may not be comparable to other similarly-titled measures of other companies. However, these measures can still be useful in evaluating our performance against our peer companies because we believe the measures provide users with valuable insight into key components of GAAP financial disclosures.

About IHS Inc. (www.ihs.com)
IHS Inc. (NYSE: IHS) is the leading source of information, insight and analytics in critical areas that shape today’s business landscape. Businesses and governments in more than 140 countries around the globe rely on the comprehensive content, expert independent analysis and flexible delivery methods of IHS to make high-impact decisions and develop strategies with speed and confidence. IHS has been in business since 1959 and became a publicly traded company on the New York Stock Exchange in 2005. Headquartered in Englewood, Colorado, USA, IHS is committed to sustainable, profitable growth and employs nearly 9,000 people in 33 countries around the world.

IHS is a registered trademark of IHS Inc. All other company and product names may be trademarks of their respective owners.
© 2016 IHS Inc. All rights reserved.

Where To Find Additional Information
In connection with the proposed transaction, on June 6, 2016 Markit filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form F-4 that includes a joint proxy statement of IHS and Markit. IHS and Markit may also file other documents with the SEC regarding the proposed transaction. This document is not a substitute for the joint proxy statement/prospectus or registration statement or any other document which IHS or Markit may file with the SEC. INVESTORS AND SECURITY HOLDERS OF IHS and MARKIT ARE URGED TO READ THE REGISTRATION STATEMENT AND JOINT PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY

AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and security holders may obtain free copies of these materials and other documents filed with the SEC by IHS and Markit through the web site maintained by the SEC at www.sec.gov or by contacting the investor relations department of IHS and Markit at the following:

IHS	MARKIT
15 Inverness Way East	4th Floor, Ropemaker Place,
Englewood, CO 80112	25 Ropemaker Street, London England EC2Y 9LY
Attention: Investor Relations	Attention: Investor Relations
+1 303-397-2969	+44 20 7260 2000

Participants in the Solicitation
IHS, Markit, and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding IHS’s directors and executive officers, and their direct or indirect interests in the transaction, by security holdings or otherwise, is contained in IHS’s Form 10-K for the year ended November 30, 2015 and its proxy statement filed on February 24, 2016, which are filed with the SEC. Information regarding the directors and executive officers of Markit, and their direct or indirect interests in the transaction, by security holdings or otherwise, is contained in Markit’s 20-F for the year ended December 31, 2015, and Markit’s proxy statement filed on Form 6-K on March 27, 2015, which are filed with the SEC. A more complete description is available in the registration statement on Form F-4 and the joint proxy statement/prospectus.

No Offer or Solicitation
This communication is not intended to and shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote of approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Forward-Looking Statements
This communication contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” “will,” “would,” “target,” similar expressions, and variations or negatives of these words. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements about the consummation of the proposed transaction and the anticipated benefits thereof. These and other forward-looking statements, including the failure to consummate the proposed transaction or to make or take any filing or other action required to consummate such transaction on a timely matter or at all, are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statements. Important risk factors that may cause such a difference include, but are not limited to, (i) the completion of the proposed transaction on anticipated terms and timing, including obtaining shareholder or stockholder (as applicable) and regulatory approvals, anticipated tax treatment, unforeseen liabilities, future capital expenditures, revenues, expenses, earnings, synergies, economic performance, indebtedness, financial condition, losses, future prospects, business and management strategies for the management, expansion and growth of the combined company’s operations and other conditions to the completion of the merger, (ii) the ability of

IHS and Markit to integrate the business successfully and to achieve anticipated synergies, risks and costs, (iii) potential litigation relating to the proposed transaction that could be instituted against IHS, Markit or their respective directors, (iv) the risk that disruptions from the proposed transaction will harm IHS’s and Markit’s business, including current plans and operations, (v) the ability of IHS or Markit to retain and hire key personnel, (vi) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the merger, (vii) continued availability of capital and financing and rating agency actions, (viii) legislative, regulatory and economic developments, (ix) potential business uncertainty, including changes to existing business relationships, during the pendency of the merger that could affect IHS’s and/or Markit’s financial performance, (x) certain restrictions during the pendency of the merger that may impact IHS’s or Markit’s ability to pursue certain business opportunities or strategic transactions and (xi) unpredictability and severity of catastrophic events, including, but not limited to, acts of terrorism or outbreak of war or hostilities, as well as management’s response to any of the aforementioned factors. These risks, as well as other risks associated with the proposed merger, are more fully discussed in the joint proxy statement/prospectus included in the registration statement on Form F-4 filed with the SEC in connection with the proposed merger. While the list of factors presented here is, and the list of factors presented in the registration statement on Form F-4 are, considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on IHS’s or Markit’s consolidated financial condition, results of operations, credit rating or liquidity. Neither IHS nor Markit assumes any obligation to publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws.

IHS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except for share and per-share amounts)

	As of	As of
	May 31, 2016	November 30, 2015
	(Unaudited)	(Audited)
Assets
Current assets:
Cash and cash equivalents	$345,540	$291,580
Accounts receivable, net	378,026	355,913
Income tax receivable	7,737	4,585
Deferred subscription costs	62,481	52,752
Assets held for sale	—	193,377
Other	69,575	57,135
Total current assets	863,359	955,342
Non-current assets:
Property and equipment, net	318,451	314,366
Intangible assets, net	1,320,421	1,014,691
Goodwill	4,081,083	3,287,459
Deferred income taxes	6,630	6,630
Other	26,248	22,593
Total non-current assets	5,752,833	4,645,739
Total assets	$6,616,192	$5,601,081
Liabilities and stockholders’ equity
Current liabilities:
Short-term debt	$473,796	$36,019
Accounts payable	45,399	59,180
Accrued compensation	69,512	105,477
Accrued royalties	34,810	33,306
Other accrued expenses	131,271	118,217
Income tax payable	45,498	23,339
Deferred revenue	649,794	552,498
Liabilities held for sale	—	32,097
Total current liabilities	1,450,080	960,133
Long-term debt	2,487,524	2,095,183
Accrued pension and postretirement liability	25,902	26,745
Deferred income taxes	329,838	259,524
Other liabilities	66,906	58,619
Commitments and contingencies
Stockholders’ equity:
Class A common stock, $0.01 par value per share, 160,000,000 shares authorized, 71,117,896 and 70,287,707 shares issued, and 67,452,437 and 67,523,885 shares outstanding at May 31, 2016 and November 30, 2015, respectively	711	703
Additional paid-in capital	1,104,593	1,053,141
Treasury stock, at cost: 3,665,459 and 2,763,822 shares at May 31, 2016 and November 30, 2015, respectively	(417,199)	(317,016)
Retained earnings	1,750,408	1,655,262
Accumulated other comprehensive loss	(182,571)	(191,213)
Total stockholders’ equity	2,255,942	2,200,877
Total liabilities and stockholders’ equity	$6,616,192	$5,601,081

IHS INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except for per-share amounts)
(Unaudited)

	Three months ended May 31,		Six months ended May 31,
	2016	2015	2016	2015
Revenue	$587,969	$556,940	$1,136,415	$1,070,816
Operating expenses:
Cost of revenue (includes stock-based compensation expense of $1,426; $1,444; $2,715; and $2,858 for the three and six months ended May 31, 2016 and 2015, respectively)	212,287	214,858	423,082	415,203
Selling, general and administrative (includes stock-based compensation expense of $30,668; $31,282; $59,475; and $61,741 for the three and six months ended May 31, 2016 and 2015, respectively)	206,927	202,660	393,442	389,108
Depreciation and amortization	64,294	53,803	124,809	104,685
Restructuring charges	7,639	6,720	13,342	20,141
Acquisition-related costs	11,561	301	15,343	477
Net periodic pension and postretirement expense	406	497	813	993
Other expense (income), net	(355)	1,932	862	1,094
Total operating expenses	502,759	480,771	971,693	931,701
Operating income	85,210	76,169	164,722	139,115
Interest income	281	180	545	340
Interest expense	(27,237)	(17,454)	(55,377)	(34,448)
Non-operating expense, net	(26,956)	(17,274)	(54,832)	(34,108)
Income from continuing operations before income taxes	58,254	58,895	109,890	105,007
Provision for income taxes	(13,406)	(12,222)	(23,815)	(20,384)
Income from continuing operations	44,848	46,673	86,075	84,623
Income from discontinued operations, net	5,254	4,279	9,071	5,849
Net income	$50,102	$50,952	$95,146	$90,472

Basic earnings per share:
Income from continuing operations	$0.66	$0.68	$1.28	$1.23
Income from discontinued operations, net	0.08	0.06	0.13	0.09
Net income	$0.74	$0.74	$1.41	$1.32
Weighted average shares used in computing basic earnings per share	67,574	68,802	67,501	68,752

Diluted earnings per share:
Income from continuing operations	$0.66	$0.68	$1.27	$1.22
Income from discontinued operations, net	0.08	0.06	0.13	0.08
Net income	$0.74	$0.74	$1.40	$1.31
Weighted average shares used in computing diluted earnings per share	67,808	69,111	67,974	69,258

IHS INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Six months ended May 31,
	2016	2015
Operating activities:
Net income	$95,146	$90,472
Reconciliation of net income to net cash provided by operating activities:
Depreciation and amortization	124,809	114,829
Stock-based compensation expense	64,439	67,834
Gain on sale of assets	(43,255)	—
Impairment of assets	—	1,243
Excess tax benefit from stock-based compensation	(60)	(5,193)
Net periodic pension and postretirement expense	813	993
Pension and postretirement contributions	(1,656)	(2,285)
Deferred income taxes	25,609	(3,944)
Change in assets and liabilities:
Accounts receivable, net	13,036	67,628
Other current assets	(28,829)	(29,725)
Accounts payable	(19,873)	(7,002)
Accrued expenses	(15,598)	(53,476)
Income tax	24,839	20,242
Deferred revenue	80,764	70,140
Other liabilities	8,384	2,528
Net cash provided by operating activities	328,568	334,284
Investing activities:
Capital expenditures on property and equipment	(52,660)	(69,038)
Acquisitions of businesses, net of cash acquired	(1,113,440)	(369,908)
Proceeds from sale of assets	190,215	—
Change in other assets	4,272	(339)
Settlements of forward contracts	(4,148)	2,419
Net cash used in investing activities	(975,761)	(436,866)
Financing activities:
Proceeds from borrowings	1,100,000	440,000
Repayment of borrowings	(269,882)	(153,263)
Payment of debt issuance costs	(15,430)	—
Excess tax benefit from stock-based compensation	60	5,193
Repurchases of common stock	(106,015)	(105,247)
Net cash provided by financing activities	708,733	186,683
Foreign exchange impact on cash balance	(9,148)	(11,378)
Net increase in cash and cash equivalents	52,392	72,723
Cash and cash equivalents at the beginning of the period	293,148	153,156
Cash and cash equivalents at the end of the period	$345,540	$225,879

IHS INC.
SUPPLEMENTAL REVENUE DISCLOSURE
(In thousands)
(Unaudited)

	Three months ended May 31,		Percent change			Six months ended May 31,		Percent change
	2016	2015	Total	Organic		2016	2015	Total	Organic
Subscription revenue by segment:
Resources	$190,729	$188,824	1%	(8)%		$371,407	$378,817	(2)%	(7)%
Transportation	155,216	141,031	10%	10%		303,638	277,354	9%	10%
CMS	116,097	111,863	4%	3%		230,156	214,811	7%	4%
Total subscription revenue	$462,042	$441,718	5%	1%		$905,201	$870,982	4%	1%

Non-subscription revenue by segment:
Resources	$30,395	$45,849	(34)%	(36)%	*	$65,639	$73,425	(11)%	(12)%
Transportation	75,706	49,261	54%	19%		126,960	88,654	43%	14%
CMS	19,826	20,112	(1)%	(1)%		38,615	37,755	2%	1%
Total non-subscription revenue	$125,927	$115,222	9%	(6)%	*	$231,214	$199,834	16%	2%

Total revenue by segment:
Resources	$221,124	$234,673	(6)%	(13)%	*	$437,046	$452,242	(3)%	(8)%
Transportation	230,922	190,292	21%	12%		430,598	366,008	18%	11%
CMS	135,923	131,975	3%	2%		268,771	252,566	6%	3%
Total revenue	$587,969	$556,940	6%	(1)%	*	$1,136,415	$1,070,816	6%	1%

Revenue by region:
Americas	$410,955	$375,880	9%	(1)%		$787,090	$716,710	10%	2%
EMEA	119,189	128,902	(8)%	(6)%		238,030	249,545	(5)%	(3)%
APAC	57,825	52,158	11%	11%		111,295	104,561	6%	7%
Total revenue	$587,969	$556,940	6%	(1)%		$1,136,415	$1,070,816	6%	1%

* Excluding the effect of the CERAWeek timing shift from the second quarter of 2015 to the first quarter of 2016 results in the following organic revenue growth percentages in the second quarter of 2016:

Resources non-subscription organic revenue growth				(5)%
Total non-subscription organic revenue growth				6%
Resources total organic revenue growth				(7)%
Total organic revenue growth				2%

IHS INC.
RECONCILIATION OF CONSOLIDATED NON-GAAP FINANCIAL MEASUREMENTS TO
MOST DIRECTLY COMPARABLE GAAP FINANCIAL MEASUREMENTS
(In thousands, except for per-share amounts)
(Unaudited)

	Three months ended May 31,		Six months ended May 31,
	2016	2015	2016	2015
Net income	$50,102	$50,952	$95,146	$90,472
Interest income	(281)	(180)	(545)	(340)
Interest expense	27,237	17,454	55,377	34,448
Provision for income taxes	13,406	12,222	23,815	20,384
Depreciation	24,452	21,048	47,988	40,845
Amortization related to acquired intangible assets	39,842	32,755	76,821	63,840
EBITDA (1)(6)	$154,758	$134,251	$298,602	$249,649
Stock-based compensation expense	32,094	32,726	62,190	64,599
Restructuring charges	7,639	6,720	13,342	20,141
Acquisition-related costs	11,561	301	15,343	477
Impairment of assets	—	1,243	—	1,243
Income from discontinued operations, net	(5,254)	(4,279)	(9,071)	(5,849)
Adjusted EBITDA (2)(6)	$200,798	$170,962	$380,406	$330,260

	Three months ended May 31,		Six months ended May 31,
	2016	2015	2016	2015
Net income	$50,102	$50,952	$95,146	$90,472
Stock-based compensation expense	32,094	32,726	62,190	64,599
Amortization related to acquired intangible assets	39,842	32,755	76,821	63,840
Restructuring charges	7,639	6,720	13,342	20,141
Acquisition-related costs	11,561	301	15,343	477
Acquisition financing fees	—	—	4,973	—
Impairment of assets	—	1,243	—	1,243
Income from discontinued operations, net	(5,254)	(4,279)	(9,071)	(5,849)
Income tax effect on adjusting items	(27,681)	(25,267)	(55,174)	(51,538)
Adjusted net income (3)	$108,303	$95,151	$203,570	$183,385
Adjusted EPS (4)(6)	$1.60	$1.38	$2.99	$2.65
Weighted average shares used in computing Adjusted EPS	67,808	69,111	67,974	69,258

	Three months ended May 31,		Six months ended May 31,
	2016	2015	2016	2015
Net cash provided by operating activities	$176,666	$146,246	$328,568	$334,284
Capital expenditures on property and equipment	(28,170)	(30,226)	(52,660)	(69,038)
Free cash flow (5)(6)	$148,496	$116,020	$275,908	$265,246

IHS INC.
RECONCILIATION OF SEGMENT NON-GAAP FINANCIAL MEASUREMENTS TO
MOST DIRECTLY COMPARABLE GAAP FINANCIAL MEASUREMENTS
(In thousands)
(Unaudited)

	Three months ended May 31, 2016
	Resources	Transportation	CMS	Shared Services	Total
Operating income	$61,873	$60,540	$18,581	$(55,784)	$85,210
Adjustments:
Stock-based compensation expense	—	—	—	32,094	32,094
Depreciation and amortization	26,153	27,885	10,169	87	64,294
Restructuring charges	4,539	781	2,028	291	7,639
Acquisition-related costs	1,085	1,484	(11)	9,003	11,561
Adjusted EBITDA	$93,650	$90,690	$30,767	$(14,309)	$200,798
Adjusted EBITDA as a percentage of revenue	42.4%	39.3%	22.6%		34.2%

	Three months ended May 31, 2015
	Resources	Transportation	CMS	Shared Services	Total
Operating income	$64,186	$47,833	$9,666	$(45,516)	$76,169
Adjustments:
Stock-based compensation expense	—	—	—	32,726	32,726
Depreciation and amortization	21,844	20,412	11,498	49	53,803
Restructuring charges	3,897	1,055	1,768	—	6,720
Acquisition-related costs	—	—	—	301	301
Impairment of assets	—	—	1,243	—	1,243
Adjusted EBITDA	$89,927	$69,300	$24,175	$(12,440)	$170,962
Adjusted EBITDA as a percentage of revenue	38.3%	36.4%	18.3%		30.7%

	Six months ended May 31, 2016
	Resources	Transportation	CMS	Shared Services	Total
Operating income	$121,254	$103,595	$34,248	$(94,375)	$164,722
Adjustments:
Stock-based compensation expense	—	—	—	62,190	62,190
Depreciation and amortization	50,618	53,917	20,231	43	124,809
Restructuring charges	7,384	1,883	3,784	291	13,342
Acquisition-related costs	1,704	4,629	5	9,005	15,343
Adjusted EBITDA	$180,960	$164,024	$58,268	$(22,846)	$380,406

	Six months ended May 31, 2015
	Resources	Transportation	CMS	Shared Services	Total
Operating income	$120,645	$88,472	$15,541	$(85,543)	$139,115
Adjustments:
Stock-based compensation expense	—	—	—	64,599	64,599
Depreciation and amortization	42,993	40,344	21,245	103	104,685
Restructuring charges	11,746	2,698	5,697	—	20,141
Acquisition-related costs	—	50	—	427	477
Impairment of assets	—	—	1,243	—	1,243
Adjusted EBITDA	$175,384	$131,564	$43,726	$(20,414)	$330,260

(1)	EBITDA is defined as net income plus or minus net interest, plus provision for income taxes, depreciation, and amortization.

(2)
Adjusted EBITDA further excludes primarily non-cash items and other items that we do not consider to be useful in assessing our operating performance (e.g., stock-based compensation expense, restructuring charges, acquisition-related costs, asset impairment charges, gain or loss on sale of assets, gain or loss on debt extinguishment, pension mark-to-market and settlement expense, and income or loss from discontinued operations). All of the items included in the reconciliation from net income to Adjusted EBITDA are either non-cash items or items that we do not consider to be useful in assessing our operating performance. In the case of the non-cash items, we believe that investors can better assess our operating performance if the measures are presented without such items because, unlike cash expenses, these adjustments do not affect our ability to generate free cash flow or invest in our business. For example, by excluding depreciation and amortization from EBITDA, users can compare operating performance without regard to different accounting determinations such as useful life. In the case of the other items, we believe that investors can better assess operating performance if the measures are presented without these items because their financial impact does not reflect ongoing operating performance.

(3)
Adjusted net income is defined as net income plus primarily non-cash items and other items that management does not consider to be useful in assessing our operating performance (e.g., stock-based compensation expense, amortization related to acquired intangible assets, restructuring charges, acquisition-related costs, acquisition financing fees, asset impairment charges, gain or loss on sale of assets, gain or loss on debt extinguishment, pension mark-to-market and settlement expense, and income or loss from discontinued operations, all net of the related tax effects).

(4)	Adjusted EPS is defined as Adjusted net income (as defined above) divided by diluted weighted average shares.

(5)	Free cash flow is defined as net cash provided by operating activities less capital expenditures.

(6)
EBITDA, Adjusted EBITDA, Adjusted EPS, and free cash flow are used by many of our investors, research analysts, investment bankers, and lenders to assess our operating performance. For example, a measure similar to Adjusted EBITDA is required by the lenders under our term loan and revolving credit agreements.